EXHIBIT 10.3





                                                                 EXECUTION COPY

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                              Investment Agreement

                                   dated as of

                                February 18, 2000



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

                                TABLE OF CONTENTS

                                                                                       Page
ARTICLE I         The Transactions                                                        5
                  ----------------
         Section 1.1.  The Transactions to be Effected in Multiple Closings               5
                       ----------------------------------------------------
         Section 1.2.  Prior Payment; Closings                                            5
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         Section 1.3.  Deliveries                                                         6
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ARTICLE II        Representations and Warranties of the Company                           6
                  ---------------------------------------------
         Section 2.1.  Organization, Qualifications and Corporate Power                   7
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         Section 2.2.  Authorization of Agreements; No Conflicts                          7
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         Section 2.3.  Validity                                                           8
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         Section 2.4.  Capitalization and Related Matters                                 8
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         Section 2.5. Officers.                                                           8
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         Section 2.6. Other Agreements                                                    8
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         Section 2.7.  Governmental Approvals                                             9
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         Section 2.8.  Business Plan                                                      9
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         Section 2.9.  Offering of the Preferred Shares                                   9
                       --------------------------------
         Section 2.10.  Brokers or Finders                                                9
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ARTICLE III       Purchaser and Parent Representations and Warranties                     9
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         Section 3.1.  Investor Qualifications                                            9
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         Section 3.2.  Investment.                                                       10
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         Section 3.3.  Rule 144.                                                         10
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         Section 3.4.  No Public Market                                                  10
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         Section 3.5.  Access to Data                                                    10
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         Section 3.6.  Authorization of Purchaser                                        10
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         Section 3.8.  Brokers or Finders                                                11
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         Section 3.9.  Tax Consequences                                                  11
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         Section 3.10.  Company Information                                              11
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ARTICLE IV        Conditions to Closing                                                  12
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         Section 4.1.  Conditions to Purchaser's Obligations to First Closing            12
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         Section 4.2.  Conditions to Company's Obligation to First Closing               13
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         Section 4.3.  Conditions to Purchaser's Obligation to Second Closing            14
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         Section 4.4.  Conditions to the Company's Obligation to Second Closing          14
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         Section 4.5.  Conditions to Purchaser's Obligation to Third Closing             15
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         Section 4.6.  Conditions to the Company's Obligation to Third Closing           15
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         Section 4.7.  Conditions to Purchaser's Obligation to Fourth Closing            16
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         Section 4.8.  Conditions to the Company's Obligation to Fourth Closing          16
                       --------------------------------------------------------



                                       2

ARTICLE V         Reporting and Inspection                                               17
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         Section 5.1.  Financial Statements and Other Information                        17
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         Section 5.2.  Inspection Rights                                                 18
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ARTICLE VI        Additional Covenants                                                   18
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         Section 6.1.  Board of Directors                                                18
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         Section 6.2.                                                                    18
         Expenses                                                                        18
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         Section 6.3.  Share Plans                                                       18
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         Section 6.4.  Annual Budget                                                     18
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         Section 6.5.  Compensation of Directors and Executive Officers                  19
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ARTICLE VII         Miscellaneous                                                        19
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         Section 7.1.  Amendments                                                        19
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         Section 7.2.  Survival of Representations and Warranties                        19
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         Section 7.3.  Successors and Assigns                                            19
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         Section 7.4.  Severability                                                      19
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         Section 7.5.  Descriptive Headings                                              19
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         Section 7.6.  Notices                                                           19
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         Section 7.7.  Governing Law                                                     21
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         Section 7.8.  Exhibits and Schedules                                            21
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         Section 7.9.  Final Agreement                                                   21
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         Section 7.10.  Execution in Counterparts                                        21
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         Section 7.11.  JURISDICTION; VENUE; FORUM NON CONVENIENS                        21
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         Section 7.12.  WAIVER OF JURY TRIAL                                             22
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         Section 7.13.  Survival of Covenants                                            22
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         Section 7.14.  Approval of Distribution of Parent Warrant                       22
                        ------------------------------------------
         Section 7.15.  Guarantee of Purchaser's Obligations                             23
                        ------------------------------------

SCHEDULES

I        Capitalization Table

II       Officers


EXHIBITS

A        Company Warrants

B        Software License Agreement

C        Instrument of Assignment of Parent Warrant

D        Parent Warrant

E        Registration Rights Agreement

F        Memorandum of Association and Articles of Association

                              INVESTMENT AGREEMENT


                  This Investment Agreement (this "Agreement") dated as of February 18, 2000 is between TradeTextile.com Inc., a Cayman Islands company (the "Company"), Entrade Inc., a Pennsylvania corporation ("Parent"), and entrade.com, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser").

                                     RECITAL

                  WHEREAS, the parties desire to enter into a series of transactions pursuant to which (i) Purchaser will acquire from the Company 1,011,667 (the "Purchased Shares") Series A Convertible Preferred Shares, par value U.S. $.001 per share, of the Company (the "Preferred Shares"), and the Company Warrants (as hereinafter defined), (ii) the Company and Purchaser will enter into the License Agreement (as hereinafter defined) pursuant to which Purchaser will transfer certain intellectual property rights to the Company,
(iii)  Purchaser  will  make  aggregate  cash  payments  to  the  Company,  U.S.
$3,500,000, which includes $100,000 previously paid to the Company, (iv) Purchaser will assign to the Company the Parent Warrant (as hereinafter defined) and (v) the Company and Purchaser will enter into the Registration Rights Agreement (as hereinafter defined) (the transactions contemplated by clauses
(i), (ii), (iii), (iv) and (v) being collectively referred to as the "Transactions").

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                The Transactions

                  Section 1.1. The Transactions to be Effected in Multiple Closings. Except for the payment of U.S. $100,000 by Parent to the Company on behalf of Purchaser, which was made on or about January 21, 2000, the Transactions will be effected in multiple closings (the "Closings"), as set forth in this Article I.

                  Section 1.2. Prior Payment; Closings. (a) The parties hereby acknowledge and agree that Parent has paid to the Company cash in the amount of U.S. $100,000 prior to the date hereof and that the Company has no obligation to return to Parent any portion thereof, such U.S. $100,000 constituting a portion of the U.S. $3,500,000 contemplated by clause (iii) of the recital to this Agreement.

                  (b) Subject to the satisfaction or waiver of the conditions set forth in Sections 4.1 and 4.2, the first Closing shall be held on February 18, 2000, or such other date as may be agreed to in writing by the Company and Purchaser (the "First Closing"). At the First Closing, Purchaser shall (i) pay to the Company cash in the amount of U.S. $900,000, (ii) enter into the Software License Agreement (the "License Agreement"), between the Company and Purchaser, in substantially the form attached hereto as Exhibit B pursuant to which Purchaser will transfer certain intellectual property rights to the Company,
(iii) execute the Instrument of Assignment (the "Instrument of Assignment"), in substantially the form attached hereto as Exhibit C ,which assigns to the Company the warrant to purchase 75,000 shares of Common Stock, par value U.S. $.01 per share, of Parent (the "Parent Warrant") dated as of February 18, 2000 and attached hereto as Exhibit D and (iv) enter into the Registration Rights Agreement (the "Registration Rights Agreement"), between the Company and Purchaser, in substantially the form attached hereto as Exhibit E. At the First Closing, the Company shall (i) issue to Purchaser 511,667 Preferred Shares, (ii) issue to Purchaser two warrants to purchase Preferred Shares (the "Company Warrants"), in substantially the forms, attached hereto as Exhibit A-1 and Exhibit A-2, (iii) enter into the License Agreement, and (iv) enter into the Registration Rights Agreement.

                  (c) The second Closing shall take place on the date specified in a written notice delivered in accordance with Section 7.6 by the Company to Purchaser; provided, however, that, except as otherwise agreed, such closing date shall not be more than 2 business days prior to the date Purchaser has received such notice; and provided, further, that the closing conditions set forth in Sections 4.3 and 4.4 have been satisfied or waived (the "Second Closing"). At the Second Closing, Purchaser shall pay to the Company cash in the amount of U.S. $500,000 and the Company shall issue to Purchaser 100,000 Preferred Shares.

                  (d) The third Closing shall take place on the date specified in a written notice delivered in accordance with Section 7.6 by the Company to Purchaser; provided, however, that, except as otherwise agreed, such closing date shall not be more than 2 business days prior to the date Purchaser has received such notice; and provided, further, that the closing conditions set forth in Sections 4.5 and 4.6 have been satisfied or waived (the "Third Closing"). At the Third Closing, Purchaser shall pay to the Company cash in the amount of U.S. $1,000,000 and the Company shall issue to Purchaser 200,000 Preferred Shares.

                  (e) The fourth Closing shall take place on the date specified in a written notice delivered in accordance with Section 7.6 by the Company to Purchaser; provided, however, that, except as otherwise agreed, such closing date shall not be more than 2 business days prior to the date Purchaser has received such notice; and provided, further, that the closing conditions set forth in Sections 4.7 and 4.8 have been satisfied or waived (the "Fourth Closing"). At the Fourth Closing, Purchaser shall pay to the Company cash in the amount of U.S. $1,000,000 and the Company shall issue to Purchaser 200,000 Preferred Shares.

                  (f) Unless otherwise agreed by the Company and Purchaser, each of the Closings shall take place at 10:00 a.m., Chicago time, at the office of Sidley & Austin, Bank One Plaza, 10 S. Dearborn Street, Chicago, Illinois.

                  Section 1.3. Deliveries. Whenever the Company is required to issue Preferred Shares to Purchaser pursuant to this Article I, the Company shall cause appropriate entries to be made in the Register of Members of the Company in respect of such Preferred Shares and to be delivered to Purchaser certificates, duly executed by the Company and registered in the name of Purchaser, evidencing such Preferred Shares. Unless otherwise specified by Purchaser, all Preferred Shares to be issued at any Closing shall be evidenced by a single certificate. Whenever after the date hereof Purchaser is required to make a payment of cash to the Company, Purchaser shall make such payment by wire transfer of immediately available funds to an account which has been designated in writing by the Company.


                                   ARTICLE II

                  Representations and Warranties of the Company

                  The Company hereby represents and warrants to Purchaser that:

                  Section 2.1. Organization, Qualifications and Corporate Power.

                  (a) The Company is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and is duly licensed or qualified to transact business as a foreign entity and is in good standing in each other jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except where the failures to be so licensed or qualified, individually and in the aggregate, could not reasonably be expected to have a material adverse effect on the financial condition, results of operations, business or property of the Company (a "Material Adverse Effect"). The Company has the power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company has full power and authority to execute, deliver and perform this Agreement, the License Agreement, the Registration Rights Agreement and the Company Warrants, and to issue and sell the Preferred Shares contemplated hereby and under the Company Warrants. The Company is in compliance with all of the terms and provisions of the Company's Memorandum and Articles of Association attached hereto as Exhibit F (the "Charter").

                  (b) The Company does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other company or (B) any participating interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

                  Section 2.2. Authorization of Agreements; No Conflicts. (a) The execution, delivery and performance by the Company of this Agreement, the License Agreement, the Registration Rights Agreement and the issuance and sale of the Preferred Shares and the Company Warrants (i) have been duly authorized by all requisite corporate action, (ii) will not violate (w) any provision of law, (x) any order of any court or other agency of government, (y) the Charter, or (z) any provision of any indenture, agreement or other instrument to which the Company or any of its respective properties or assets is bound, (iii) will not conflict with, result in a breach of or constitute a default under any such order, indenture, agreement or other instrument, and (iv) will not result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except for such exceptions to clauses (ii)(z), (iii) and (iv) which, individually and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  (b) The Purchased Shares have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances. The Preferred Shares issuable upon the exercise of the Company Warrants have been duly authorized and, when issued in accordance with the Company Warrants, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances. The issuance or sale of the Purchased Shares, the Company Warrants and the Preferred Shares issuable upon the exercise of the Company Warrants, are not, and will not be, subject to any preemptive right of shareholders of the Company or to any right of first refusal or other right in favor of any person.

                  Section 2.3. Validity. This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms. The License Agreement, the Registration Rights Agreement and the Company Warrants, when executed and delivered in accordance with this Agreement, will constitute its legal, valid and binding obligation of the Company, enforceable in accordance with its respective terms.

                  Section 2.4. Capitalization and Related Matters. At the time of (and after giving effect to) the First Closing, 3,000,000 Common Shares, par value $.001 per share, of the Company (the "Common Shares"), and 546,667 Preferred Shares of the Company will be validly issued and outstanding, fully paid and nonassessable. At the time of (and after giving effect to) the First Closing, the holders of record of shares and holders of subscriptions, warrants, options, convertible securities, and other rights (contingent or other) to purchase or otherwise acquire shares of the Company, and the number of such shares held by each, will be as set forth in the Capitalization Table attached as Schedule I, other than an agreement with Sidley & Austin pursuant to which Sidley & Austin may elect within 30 days of the First Closing to receive securities of the Company as payment for its legal fees (which Sidley & Austin has indicated that it does not intend to so elect). The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class of shares of the Company are as set forth in the Charter. The Company has no obligation (contingent or other) to purchase, redeem or otherwise acquire any of its shares or any interest therein or to pay any dividend or make any other distribution in respect thereof. There are no voting trusts or agreements, shareholders agreements, pledge agreements, buy-sell agreements, rights of first refusal, preemptive rights or proxies relating to any securities of the Company except for this Agreement.

                  Section 2.5. Officers. Set forth in Schedule II is a list of the names of the officers of the Company as of the date hereof, together with the current title or job classification of each such person.

                  Section 2.6. Other Agreements. (a) The Company is not a party to or otherwise bound by any agreement, contract, commitment or arrangement, written or oral, involving a commitment by the Company of more than U.S. $10,000.

                  (b) The Company has in all material respects performed all the obligations required to be performed by it to date under any lease, agreement or contract now in effect to which the Company is a party or by which it or its property may be bound other than for such exceptions to the foregoing, which, individually and in the aggregate, would not have a Material Adverse Effect.

                  Section 2.7. Governmental Approvals. Subject to the accuracy of the representations and warranties of Purchaser set forth in Article III, no registration or filing with, or consent or approval of or other action by, any governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance by the Company of this Agreement, the License Agreement, the Registration Rights Agreement, the Company Warrants, the issuance and sale of the Purchased Shares or the issuance of the Preferred Shares upon the exercise of the Company Warrants.

                  Section 2.8. Business Plan. The "TradeTextile.com Business Plan" dated December 6, 1999 was prepared by management of the Company and reflects management's plans as of such date for the Company's operations.

                  Section 2.9. Offering of the Preferred Shares. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Preferred Shares or any security of the Company similar thereto has taken or will take any action (including, without limitation, any offer, issuance or sale of any security of the Company under circumstances which might require the integration of such security with the Preferred Shares under the Securities Act of 1933, as amended (the "Securities Act") or the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder) so as to subject the offering, issuance or sale of any of the Preferred Shares to the registration provisions of the Securities Act.

                  Section 2.10. Brokers or FindersThe Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.


                                   ARTICLE III

               Purchaser and Parent Representations and Warranties

                  In order to induce the Company to enter into this Agreement and issue, sell and deliver the Preferred Shares and the Company Warrants contemplated hereby, Purchaser and Parent hereby, jointly and severally, represent and warrant as follows:

                  Section 3.1. Investor Qualifications. Purchaser is an "accredited" investor as such term is defined in Regulation D promulgated pursuant to the Securities Act. Purchaser, by reason of Purchaser's business or financial experience, directly or indirectly, is capable of evaluating the merits and risks of Purchaser's investment in the Company, and has the capacity to protect Purchaser's own interests in connection with the purchase of the Preferred Shares.

                  Section 3.2. Investment. Purchaser is acquiring or will be acquiring the Preferred Shares for investment for Purchaser's own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the issuance and sale of the Preferred Shares has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein. Purchaser has not been formed for the specific purpose of acquiring the Preferred Shares.

                  Section 3.3. Rule 144. Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including (except as limited by Rule 144(k)), among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

                  Section 3.4. No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company, that the Company has made no assurances that a public market will ever exist for the Preferred Shares and that, even if such a public market exists at some future time, the Company may not then be satisfying the current public information requirements of Rule 144.

                  Section 3.5. Access to Data. Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning the Company and the terms and conditions of this transaction, as well as to obtain any information requested by Purchaser. Any questions raised by Purchaser concerning the transaction have been answered to the satisfaction of Purchaser. Purchaser's decision to enter into the transactions contemplated hereby is based in part on the answers to such questions as Purchaser has raised concerning the transaction and on Purchaser's own evaluation of the risks and merits of the purchase and the Company's proposed business activities.

                  Section 3.6. Authorization of Purchaser. (a) All corporate or partnership action, if applicable, on the part of Purchaser, its directors and its sole shareholder necessary for the authorization, execution, delivery and performance of this Agreement, the License Agreement, the Registration Rights Agreement and the Instrument of Assignment by Purchaser has been taken. This Agreement, the License Agreement, the Registration Rights Agreement and the Instrument of Assignment when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their respective terms.

                  Section 3.7. Authorization; Validity of Parent. (a) All corporate or partnership action, if applicable, on the part of Parent, its directors and its shareholders necessary for the authorization, execution, delivery and performance of the Parent Warrant has been taken. The Parent Warrant when executed and contributed by Parent to Purchaser constituted, and when the Parent Warrant is assigned by Purchaser to the Company pursuant to the Instrument of Assignment is executed and delivered by Purchaser to the Company, will constitute valid and legally binding obligations of Parent, enforceable in accordance with its respective terms.

                  (b) The shares of Common Stock of Parent issuable upon exercise of the Parent Warrant have been duly authorized and, when issued in accordance with the Parent Warrant, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances. The issuance or sale of the Parent Warrant and the Common Stock issuable upon exercise of the Parent Warrant, are not, and will not be, subject to any preemptive right of shareholders of Parent or to any right of first refusal or other right in favor of any person.

                  Section 3.8. Brokers or FindersPurchaser and Parent have not incurred, and will not incur, directly or indirectly, as a result of any action taken by Purchaser or Parent, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

                  Section 3.9. Tax Consequences. Purchaser and Parent have reviewed with their own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser and Parent are relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser and Parent (and not the Company) shall be responsible for their own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

                  Section 3.10. Company Information. Purchaser and Parent acknowledge that the Company believes that the information disclosed to Purchaser and Parent concerning the Company and the information provided to Purchaser or Parent pursuant to and in connection with this Agreement and the transactions contemplated hereby, is confidential and/or proprietary to the Company (the "Confidential Information"). Purchaser and Parent agree not to disclose Confidential Information to any third parties and to keep the Confidential Information confidential, using the same standard of care in safeguarding the Confidential Information as Purchaser and Parent employ in protecting their own proprietary information which they desire not to disseminate or publish. Each of Purchaser and Parent will instruct its respective directors, officers, employees, and representatives, if any, to keep such Confidential Information confidential.

                                   ARTICLE IV

                              Conditions to Closing

                  Section 4.1. Conditions to Purchaser's Obligations to First Closing. The obligation of Purchaser to effect the transactions contemplated by
Section 1.2(b) to occur at the First Closing is subject to the fulfillment to the reasonable satisfaction of Purchaser at or prior to the First Closing of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement or any agreement, instrument or certificate delivered pursuant hereto shall be true, correct and complete on and as of the date of the First Closing, and the Company shall have delivered to Purchaser a certificate of the Chief Executive Officer of the Company, dated as of the date of the First Closing, to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of the First Closing shall have been performed or complied with and the Company shall have delivered to Purchaser a certificate of the Chief Executive Officer of the Company, dated as of the date of the First Closing, to that effect.

                  (c) Secretary's Certificate. At the First Closing, the Company shall have delivered to Purchaser copies of the Charter, and copies of each of the following, in each case certified as of the date of the First Closing by the Secretary of the Company:

                  (i) resolutions of the Company, authorizing and approving, as appropriate, this Agreement, the License Agreement, the Company
         Warrants, the Registration Rights Agreement and the transactions contemplated hereby and thereby, and the issuance and sale of the Purchased Shares and the Preferred Shares issuable upon exercise of the Company Warrants; and

                  (ii) the signatures and incumbency of the officers of the Company authorized to execute and deliver the documents to which the Company is a party.

                  (d) Consents. At the First Closing, the Company shall have delivered to Purchaser copies of all consents and approvals of third parties required under any agreements or otherwise in connection with the execution, delivery or performance by the Company of this Agreement or any of the other agreements or documents contemplated hereby.

                  (e) License Agreement, Company Warrants and Registration Rights Agreement. At the First Closing, the Company shall have executed and delivered to Purchaser the License Agreement, the Company Warrants and the Registration Rights Agreement.

                  (f) Good Standing. At the First Closing, the Company shall have delivered to Purchaser a certificate of good standing of the Company issued as of a recent date by the Cayman Islands Registrar of Companies.

                  Section 4.2. Conditions to Company's Obligation to First Closing. The obligation of the Company to effect the transactions contemplated by Section 1.2(b) to occur at the First Closing is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the First Closing of each of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser and Parent contained in this Agreement or any agreement, instrument or certificate delivered pursuant hereto shall be true, correct and complete on and as of the date of the First Closing, and each of Purchaser and Parent shall have delivered to the Company a certificate of an executive officer of Purchaser or Parent, as the case may be, dated as of the date of the First Closing, to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser and Parent on or prior to the date of the First Closing shall have been performed or complied with and Purchaser and Parent shall have delivered to the Company a certificate of an executive officer of Purchaser or Parent, dated as of the date of the First Closing, to that effect.

                  (c) Purchaser Secretary's Certificate. At the First Closing, Purchaser shall have delivered to the Company copies of the Certificate of Incorporation of Purchaser, as amended, and copies of each of the following, in each case certified as of the date of the First Closing by the Secretary of
Purchaser:

                  (i) resolutions of Purchaser, authorizing and approving, as appropriate, this Agreement, the License Agreement, the Instrument of Assignment, the Registration Rights Agreement and the transactions contemplated hereby and thereby; and

                  (ii)  the   signatures  and  incumbency  of  the  officers  of
         Purchaser authorized to execute and deliver the documents to which Purchaser is a party.

                  (d) Parent Secretary's Certificate. At the First Closing, Parent shall have delivered to the Company copies of the Articles of
Incorporation of Parent, as amended, and copies of each of the following, in each case certified as of the date of the First Closing by the Secretary of
Parent:

                  (i) resolutions of Parent, authorizing and approving, as appropriate, the Parent Warrant and the transactions contemplated hereby and thereby, and the issuance and sale of the shares of Common Stock of Parent issuable upon exercise of the Parent Warrant; and

                  (ii) the signatures and incumbency of the officers of Parent authorized to execute and deliver the documents to which Parent is a party.

                  (e) License Agreement, Instrument of Assignment, Parent Warrant and Registration Rights Agreement. At the First Closing, Purchaser shall have executed and delivered to the Company the License Agreement, the Instrument of Assignment and the Registration Rights Agreement and Purchaser shall have delivered to the Company the Parent Warrant.

                  (f) Good Standing. At the First Closing, Purchaser shall have delivered to the Company a certificate of good standing of Purchaser issued as of a recent date by the Secretary of State of the State of Delaware.

                  Section 4.3. Conditions to Purchaser's Obligation to Second Closing. The obligation of Purchaser to effect the transactions contemplated by
Section 1.2(c) to occur at the Second Closing is subject to the fulfillment to the reasonable satisfaction of Purchaser at or prior to the Second Closing of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Sections 2.1, 2.2,
2.3 and 2.4 of this Agreement shall be true, correct and complete on and as of the date of the Second Closing and the Company shall have delivered to Purchaser a certificate of the Chief Executive Officer of the Company, dated the date of the Second Closing to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of the Second Closing shall have been performed or complied with and the Company shall have delivered to Purchaser a certificate of an executive officer of the Company, dated as of the date of the Second Closing, to that effect.

                  (c) Key Management. The Company shall have retained employees to filled the following positions: (i) Chief Executive Officer; (ii) Chief Technology Officer; (iii) Chief Operating Officer; (iv) General Manager - Shanghai Operations; and (v) Director of Marketing - Hong Kong Operations.

                  Section 4.4. Conditions to the Company's Obligation to Second Closing. The obligation of the Company to effect the transactions contemplated by Section 1.2(c) to occur at the Second Closing is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the Second Closing of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in Section 3.6 of this Agreement shall be true, correct and complete on and as of the date of the Second Closing and Purchaser shall have delivered to the Company a certificate of an executive officer of Purchaser, dated the date of the Second Closing to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the date of the Second Closing shall have been performed or complied with and Purchaser shall have delivered to the Company a certificate of an executive officer of Purchaser, dated as of the date of the Second Closing, to that effect.

                  Section 4.5. Conditions to Purchaser's Obligation to Third Closing. The obligation of Purchaser to effect the transactions contemplated by
Section 1.2(d) to occur at the Third Closing is subject to the fulfillment to the reasonable satisfaction of Purchaser at or prior to the Third Closing of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Sections 2.1, 2.2,
2.3 and 2.4 of this Agreement shall be true, correct and complete on and as of the date of the Third Closing and the Company shall have delivered to Purchaser a certificate of the Chief Executive Officer of the Company, dated the date of the Third Closing to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of the Third Closing shall have been performed or complied with and the Company shall have delivered to Purchaser a certificate of an executive officer of the Company, dated as of the date of the Third Closing, to that effect.

                  (c) Website Operational. The Company shall have an operational website.

                  Section 4.6. Conditions to the Company's Obligation to Third Closing. The obligation of the Company to effect the transactions contemplated by Section 1.2(d) to occur at the Third Closing is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the Third Closing of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in Section 3.6 of this Agreement shall be true, correct and complete on and as of the date of the Third Closing and Purchaser shall have delivered to the Company a certificate of an executive officer of Purchaser, dated the date of the Third Closing to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the date of the Third Closing shall have been performed or complied with and Purchaser shall have delivered to the Company a certificate of an executive officer of Purchaser, dated as of the date of the Third Closing, to that effect.

                  Section 4.7. Conditions to Purchaser's Obligation to Fourth Closing. The obligation of Purchaser to effect the transactions contemplated by
Section 1.2(e) to occur at the Fourth Closing is subject to the fulfillment to the reasonable satisfaction of Purchaser at or prior to the Fourth Closing of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of the Company contained in Sections 2.1, 2.2,
2.3 and 2.4 of this Agreement shall be true, correct and complete on and as of the date of the Fourth Closing and the Company shall have delivered to Purchaser a certificate of the Chief Executive Officer of the Company, dated the date of the Fourth Closing to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the date of the Fourth Closing shall have been performed or complied with and the Company shall have delivered to Purchaser a certificate of an executive officer of the Company, dated as of the date of the Fourth Closing, to that effect.

                  (c) First Transaction. The Company shall have processed at least one order over its website.

                  Section 4.8. Conditions to the Company's Obligation to Fourth Closing. The obligation of the Company to effect the transactions contemplated by Section 1.2(e) to occur at the Fourth Closing is subject to the fulfillment to the reasonable satisfaction of the Company at or prior to the Fourth Closing of the following conditions:

                  (a) Accuracy of Representations and Warranties. The representations and warranties of Purchaser contained in Section 3.6 of this Agreement shall be true, correct and complete on and as of the date of the Fourth Closing and Purchaser shall have delivered to the Company a certificate of an executive officer of Purchaser, dated the date of the Fourth Closing to that effect.

                  (b) Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the date of the Fourth Closing shall have been performed or complied with and Purchaser shall have delivered to the Company a certificate of an executive officer of Purchaser, dated as of the date of the Fourth Closing, to that effect.


                                    ARTICLE V

                            Reporting and Inspection

                  The Company hereby covenants and agrees:

                  Section 5.1. Financial Statements and Other Information. The Company will deliver to Purchaser:

                  (a) as soon as available after the end of each fiscal month the Company, and in any event within 30 days thereafter, (i) an unaudited balance sheet of the Company as at the end of such month;
         (ii) an unaudited statement of operations of the Company for such month and for the fiscal year of the Company to the end of such month; and
         (iii) an unaudited statement of cash flows of the Company for such month and for the fiscal year to the end of such month, all in reasonable detail, subject to changes resulting from normal year-end audit adjustments, certified by the principal financial officer of the Company (the "Principal Financial Officer");

                  (b) as soon as available after the end of each fiscal quarter of the Company, and in any event within 45 days thereafter, (i) an unaudited balance sheet of the Company as at the end of such quarter;
         (ii) an unaudited statement of operations of the Company for such quarter and for the fiscal year of the Company to the end of such quarter; and (iii) an unaudited statement of cash flows of the Company for such quarter and for the fiscal year to the end of such quarter, all in reasonable detail, subject to changes resulting from normal year-end audit adjustments, certified by the Principal Financial Officer;

                  (c) as soon as available after the end of each fiscal year of the Company, and in any event within 120 days thereafter, a reviewed balance sheet of the Company, and the related reviewed statements of operations, shareholders' equity and cash flows of the Company for such fiscal year (collectively, the "Annual Statements"), setting forth in each case in comparative form the figures for the previous fiscal year (if any), certified by the Principal Financial Officer; provided, however, that if Purchaser notifies the Company that it requires such Annual Statements for such fiscal year sooner than 120 days after the end of such fiscal year, the Company shall cooperate with Purchaser and use its best efforts to provide such Annual Statements to Purchaser by the date requested; and

                  (d) with reasonable promptness, such other data, reports and information as from time to time Purchaser may reasonably request and such data, press releases, reports and information as the Company may from time to time furnish to holders of its securities.

                  Section 5.2. Inspection Rights. The Company will permit an authorized representative of Purchaser to visit and inspect the properties of the Company, including its books and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as such person may reasonably request, all upon reasonable prior written notice to the Company.


                                   ARTICLE VI

                              Additional Covenants

                  The Company hereby covenants and agrees:

                  Section 6.1. Board of Directors. The Board of Directors shall consist of at least one (1) member but not more than seven (7) members.

                  Section 6.2. Expenses. The Company shall bear its own expenses incurred on its behalf with respect to this Agreement and the transactions contemplated hereby. The Company shall pay any and all reasonable legal fees of Purchaser and Parent with respect to this Agreement and the transactions contemplated hereby not in excess of an aggregate of $75,000.

                  Section 6.3. Share Plans. The Company shall not grant any options, share appreciation rights, performance shares or units, or restricted shares without the prior approval of a majority of the Board of Directors; provided, further, that if the recipient of any such grant is a director or executive officer of the Company, such majority shall include the affirmative vote of at least one director elected by the holders of the Preferred Shares (a "Preferred Director").

                  Section 6.4. Annual Budget . In addition to the approval of the Board of Directors, the annual operating budget of the Company prepared for each fiscal year of the Company (the "Annual Budget") shall be subject to approval of Purchaser. No later than sixty (60) days before the end of the fiscal year preceding the fiscal year for which an Annual Budget applies, the Annual Budget shall be submitted to Purchaser for approval, disapproval or modification. The Company shall not make any capital expenditures provided for in an Annual Budget until the subject Annual Budget has received the required approval of Purchaser; provided, however, that Purchaser shall give prompt notice of any such approval, disapproval or modification. In the event that Purchaser disapproves of such Annual Budget, the Company and Purchaser shall use their best efforts to make such modification that will enable Purchaser to approve such Annual Budget. Until such modification has been agreed to, the Company shall be permitted to make capital expenditures not in excess of an aggregate of U.S. $50,000 for such year.

                  Section 6.5. Compensation of Directors and Executive Officers. The annual compensation package, including, without limitation, salary, grants of share options, share appreciation rights, performance shares or units, or restricted shares, and other benefits, of each executive officer, director and individuals related to each executive officer or director, shall be subject to approval of a majority of the Board of Directors (which majority shall include the affirmative vote of at least one Preferred Director); provided, however, that such approval shall not be required for a base salary for fiscal year ended December 31, 2000 not in excess of U.S.$100,000 for each of the officers listed in Schedule II. Once an annual compensation package is approved pursuant to this
Section  6.5,  any  changes,   modifications   or   amendments  to  such  annual
compensation package in excess of 10% of the base salary of such annual compensation package shall require the approval of a majority of the Board of Directors (which majority shall include at least one Preferred Director).


                                   ARTICLE VII

                                  Miscellaneous

                  Section 7.1. Amendments. This Agreement may not be amended, modified or supplemented except by a written instrument signed by each of the parties hereto.

                  Section 7.2. Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement, the consummation of any Closing, and any investigation made at any time by or on behalf of Purchaser or Parent.

                  Section 7.3. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

                  Section 7.4. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  Section 7.5. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of this Agreement.

                  Section  7.6.  Notices.  Any  notices  required,   desired  or
permitted to be given hereunder, shall be delivered personally, sent by overnight courier or mailed, registered or certified mail, return receipt requested, to the following addresses (or to such other address as each party may specify in a notice given hereunder) or transmitted by facsimile transmission (with such transmission promptly confirmed by writing delivered personally, by overnight courier or mailed as provided in this Section 7.6) and shall be deemed to have been received on the day of personal delivery, one business day after delivery to the overnight courier service, three business days after such mailing or, in the case of facsimile transmission, when received:

                  If to Purchaser:

                           entrade.com, Inc.
                           521 Fellowship Road
                           Suite 130
                           Mt. Laurel, NJ 08054
                           Attention: Ben Kafka
                           Telephone number: 847/441-6650
                           Fax number: 847/441-6959

                  with a copy in the case of a notice to Purchaser to:

                           Duane, Morris & Heckscher LLP
                           227 W. Monroe, Suite 3400
                           Chicago, Illinois 60606
                           Attention: Eric M. Fogel
                           Telephone number: 312/499-6729
                           Fax number:  312/499-6701

                  If to Parent:

                           Entrade Inc.
                           500 Central Avenue
                           Northfield, IL 60093
                           Telephone number: (847) 441-8850
                           Fax number: (847) 441-6959

                  with a copy in the case of a notice to Parent to:

                           Duane, Morris & Heckscher LLP
                           227 W. Monroe, Suite 3400
                           Chicago, Illinois 60606
                           Attention: Eric M. Fogel
                           Telephone number: 312/499-6729
                           Fax number:  312/499-6701

                  If to the Company:

                           TradeTextile.com Inc.
                           16/F., 10 Knutsford, T.S.T.
                           Kowloon, Hong Kong
                           Telephone number:  011/852/2721-1750
                           Fax number: 011/852/2311-4481

                  with a copy in the case of a notice to the Company to:

                           Sidley & Austin
                           Bank One Plaza
                           10 S. Dearborn Street
                           Chicago, Illinois 60603
                           Attention:  Frederick C. Lowinger
                           Telephone number:  312/853-7000
                           Fax number:  312/853-7036

                  Section 7.7. Governing Law. THE VALIDITY, MEANING AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE.

                  Section  7.8.   Exhibits  and  Schedules.   All  Exhibits  and
Schedules hereto are an integral part of this Agreement.

                  Section 7.9. Final Agreement. This Agreement, together with those documents which are exhibits hereto, constitute the final agreement of the parties concerning the matters referred to herein and therein, and supersedes all prior and contemporaneous agreements and understandings, including, without limitation, the Term Sheet dated as of December 17, 1999 between the Company and Parent.

                  Section 7.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument.

                  Section 7.11. JURISDICTION; VENUE; FORUM NON CONVENIENS. (A) EACH OF THE COMPANY, PURCHASER AND PARENT HEREBY IRREVOCABLY SUBMITS IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, TO THE EXCLUSIVE JURISDICTION OF ANY

STATE OR FEDERAL COURT LOCATED IN THE STATE OF ILLINOIS AND WAIVES ANY AND ALL OBJECTIONS TO JURISDICTION THAT IT MAY HAVE UNDER THE LAWS OF THE UNITED STATES OR OF ANY STATE.

                  (B) EACH OF THE COMPANY, PURCHASER AND PARENT WAIVES ANY OBJECTION THAT IT MAY HAVE (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON FORUM NON CONVENIENS) TO THE LOCATION OF THE COURT IN WHICH ANY PROCEEDING IS COMMENCED IN ACCORDANCE WITH THIS SECTION 7.11.

                  Section 7.12. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, PURCHASER AND PARENT WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  Section  7.13.  Survival of  Covenants.  The  covenants of the
Company set forth in Section 5.1(a) and Article 6 shall terminate and be of no further force or effect as to Purchaser upon the Company's firm commitment underwritten public offering of its Common Shares under the Act resulting in proceeds of at least U.S. $15,000,000 (after deduction of underwriters commissions and expenses) (a "Qualified IPO"), or upon any merger, acquisition or consolidation in which all or substantially all of the assets, or the capital shares, of the Company are sold or transferred. The covenants of the Company set forth in Article 5 (other than Section 5.1(a)) shall survive a Qualified IPO to the extent such obligations are consistent with the Company's disclosure obligations under (a) the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, (b) the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (c) the requirements of any national securities exchange or automated quotation system on which the Company's securities are listed. Other covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closings and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the parties.

                  Section 7.14. Approval of Distribution of Parent Warrant. The Purchaser hereby approves and authorizes the distribution by the Company, at any time after the First Closing, of the Parent Warrant to Yik Fan Cheung, Allan Chiwan Cheung and Chen Jian Xu as compensation for services provided by them to the Company.

                  Section 7.15. Guarantee of Purchaser's Obligations. Parent hereby guarantees the performance by Purchaser of its obligations under Article IV.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __ day of February, 2000.



                                        TRADETEXTILE.COM INC.


                                        By: _______________________________
                                               Name:
                                               Title:


                                        ENTRADE.COM, INC.



                                        By: _______________________________
                                               Name:
                                               Title:


                                        ENTRADE INC.


                                        By: _______________________________
                                               Name:
                                               Title:

                                  SCHEDULE I TO
                              INVESTMENT AGREEMENT

                              CAPITALIZATION TABLE

Holders of Common Shares                    Number of Common Shares
------------------------                    -----------------------
Allan Chiwan Cheung                                885,000
Yik Fan Cheung                                   1,180,000
Chen Jian Xu                                       881,000
Weidong Wang                                         4,000
Woo Ping Fok                                        10,000
Steven Kaplan                                       20,000
Frederick C. Lowinger                               20,000
                                                ----------
         Total                                   3,000,000
                                                 =========

Holders of Preferred Shares                 Number of Preferred Shares
---------------------------                 --------------------------
entrade.com, Inc.                                  511,667
Woo Ping Fok                                        20,000*
Frederick C. Lowinger                               5,000*
Imad I. Qasim                                        5,000*
John P. Simon                                        5,000*
                                               -----------
         Total                                     546,667
                                               ===========



* Being sold contemporaneously with the First Closing pursuant to separate subscription agreements.

                                 SCHEDULE II TO
                              INVESTMENT AGREEMENT

                                    OFFICERS

Officer                                Position
-------                                --------

Yik Fan Cheung                         Chairman of the Board and Chief Operating
                                       Officer

Allan Chiwan Cheung                    Chief Executive Officer

Chen Jian Xu                           President, Chief Technology Officer and
                                       Secretary